LADENBURG THALMANN FINANCIAL SERVICES INC.
Up to 3,000,000 Shares of
8.00% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: May 22, 2015

EXHIBITS Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G	– – – – – – –
Form of Proposed Placement Notice
Authorized Individuals for Placement Notices and Acceptances
Compensation
Issuer Free Writing Prospectus
Form of Opinion of Counsel to the Company
Form of Company Officers’ Certificate
Information Provided by Sales Agents

LADENBURG THALMANN FINANCIAL SERVICES INC.
Up to 3,000,000 Shares of
8.00% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)
EQUITY DISTRIBUTION AGREEMENT

May 22, 2015

Jefferies LLC
520 Madison Ave
New York, NY 10022

Ladies and Gentlemen:

Ladenburg Thalmann Financial Services Inc., a corporation organized under the laws of the State of Florida (the “Company”), proposes, subject to the terms and conditions stated in this equity distribution agreement (this “Agreement”), to issue and sell through or to Jefferies LLC (“Jefferies”), as representative of the sales agents listed on Schedule I hereto (the “Sales Agents”), an aggregate of up to 3,000,000 shares of its 8.00% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share) (the “Preferred Stock”). The Preferred Stock shall have the rights, powers and preferences set forth in the articles of amendment to the Company’s Articles of Incorporation dated May 21, 2013 relating thereto, as amended and restated on May 22, 2015 (the “Articles of Amendment”).

SECTION 1. DESCRIPTION OF SECURITIES.

The Company agrees that, from time to time during the term of this Agreement, on the basis of the representations and warranties contained herein and on the terms and subject to the conditions set forth herein, it may issue and sell through or to Jefferies, acting as agent or principal, up to 3,000,000 shares of Preferred Stock (the “Securities”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through or to Jefferies will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”), a registration statement on Form S-3 (File No. 333-192712) relating to the Securities and other debt and equity securities of the Company (collectively, the “Shelf Securities”) to be issued from time to time by the Company that incorporates by reference documents that the Company has filed or will file (the “Incorporated Documents”) in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (the “1934 Act Regulations”). Except where the context otherwise requires, “Registration Statement” means the Registration Statement on Form S-3 (No. 333-192712) as of its most recent effective date, including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act as part of the Registration Statement or deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or 430B under the 1933 Act. As used herein, “Effective Date” means any date of such Registration Statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act. Unless the context otherwise requires, the “Base Prospectus” means the base prospectus covering the Shelf Securities dated December 20, 2013 and filed with the Commission on June 13, 2014, together with any amendments or supplements thereto as of the most recent Effective Date of the Registration Statement and “Prospectus Supplement” means the prospectus supplement relating to the Securities, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or before the second Business Day (as defined below) after the date hereof, in the form furnished by the Company to Jefferies in connection with the offering of the Securities. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act. The Company will furnish, upon request, to Jefferies, for use by the Sales Agents, copies of the Prospectus relating to the Securities. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall be deemed to refer to and include all Incorporated Documents, or any amendment or supplement thereto shall be deemed to refer to and include the Incorporated Documents, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.

SECTION 2. PLACEMENTS.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Jefferies by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made (a “Placement Notice”), a form of which is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to each of the individuals from Jefferies set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Jefferies wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion), or, following discussions with the Company wishes to accept amended terms, Jefferies shall confirm such Placement Notice by email notice (or other method mutually agreed to in writing by the parties) addressed to the person from whom such Placement Notice was received. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agents in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. If the Company wishes to issue and sell the Placement Securities to Jefferies as principal, it will notify Jefferies of the proposed terms of such Placement in the Placement Notice. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3. SALE OF PLACEMENT SECURITIES BY THE SALES AGENTS.

Subject to the provisions of Section 6(a), Jefferies, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Jefferies will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agents pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Jefferies (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended, if applicable), Jefferies may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the 1933 Act, including without limitation sales made directly on the NYSE MKT, on any other existing trading market for the Preferred Stock or to or through a market maker. If specified in a Placement Notice (as amended, if applicable), Jefferies may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, the term “Trading Day” means any day on which shares of Preferred Stock are purchased and sold on the principal market on which the Preferred Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4. SUSPENSION OF SALES.

The Company or Jefferies may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto (confirmed as soon as reasonably practicable by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), as such exhibit may be amended from time to time. The Company may, upon notice to Jefferies in writing, suspend sales of Securities for the time specified in such notice.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Sales Agents as of the date hereof and as of each Representation Date (as defined herein), as of the time of each sale of any Securities pursuant to this Agreement (the “Time of Sale”) and on each Settlement Date (as defined below), and agrees with the Sales Agents, as follows:

(a) The Company meets the requirements for the use of, and has prepared and filed with the Commission, the Registration Statement, including a prospectus relating to the Shelf Securities, including the Securities, to be issued from time to time by the Company.

(b) The Registration Statement and each amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Company was not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to any sale of the Securities contemplated hereby.

(c) (i) At each Effective Date of the Registration Statement and each amendment thereto, as of each Time of Sale and at all times during which a Prospectus is required to be delivered by the Sales Agents under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Securities (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, (ii) the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, at each Settlement Date and at all times during the Delivery Period, in all material respects with the 1933 Act and the 1933 Act Regulations; and (iii) the Incorporated Documents, when they were or will be filed with the Commission, conformed or will conform in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as the case may be.

(d) (i) As of the date hereof, at each Effective Date of the Registration Statement and each amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale), together with any Permitted Free Writing Prospectus (as defined below) then in use (collectively, the “General Disclosure Package”), did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Sales Agent through Jefferies expressly for use in the Prospectus or in the General Disclosure Package. The parties hereto agree that the information provided in writing by or on behalf of any Sales Agent expressly for use in the Prospectus or in the General Disclosure Package consists solely of the material referred to in Exhibit G hereto, as updated from time to time.

(e) Other than the Prospectus Supplement and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act, the Company (including its agents and representatives, other than the Sales Agents) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy any Securities required to be filed with the Commission without Jefferies’ consent, other than any Permitted Free Writing Prospectus (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”).

(f) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies Jefferies, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any Incorporated Document, or any prospectus supplement relating to this offering deemed to be part thereof that has not been superseded or modified, the General Disclosure Package or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission in any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Sales Agent through Jefferies expressly for use in such Issuer Free Writing Prospectus. The parties hereto agree that the information provided in writing by or on behalf of any Sales Agent expressly for use in the Issuer Free Writing Prospectus consists solely of the material referred to in Exhibit G hereto, as updated from time to time.

(g) This Agreement has been duly authorized, executed and delivered by the Company. The Articles of Amendment have been duly and validly authorized by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(h) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the Securities to be issued and sold by the Company have been duly authorized and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable upon conversion of the Securities, have been duly authorized, and when issued upon conversion of the Securities in accordance with the terms of the Articles of Amendment, will be validly issued, fully paid and nonassessable. The issuance of the Securities and, upon conversion of the Securities, Common Stock will not be subject to any preemptive, rights of refusal or other similar rights of any securityholder of the Company. The Common Stock and the Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. The Company has reserved for future issuance the full number of shares of Common Stock to be issued upon conversion of the Securities. No holder of Common Stock or the Securities will be subject to personal liability by reason of being such a holder.

(i) Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Company and its subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for its most recently completed fiscal year (the “10-K” and, such subsidiaries, its “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) The Company and its Subsidiaries do not own any real property. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries hold interests in properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(k) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them (collectively, “Intellectual Property”), and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(l) The Company has paid or shall pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(m) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of the Series A Preferred Stock,” “Description of Capital Stock” and “U.S. Federal Income Tax Considerations” and in the 10-K under the headings “Legal Proceedings” and “Business-Government Regulation,” insofar as such statements summarize legal matters, agreements, documents, proceedings or regulations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or regulations in all material respects.

(n) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(o) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE MKT and such as may be required under blue sky laws of any jurisdiction.

(r) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, including the issuance of Common Stock upon the conversion of the Securities, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (x) the charter or by-laws of the Company or any of its Subsidiaries, (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (z) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

(s) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, except as set forth in or contemplated in the General Disclosure Package or the Prospectus (exclusive of any supplement thereto); and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(v) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except for such violation or default that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) EisnerAmper LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

(x) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(y) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause except as could not reasonably be expected to result in a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not be reasonably expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) The Company, its Subsidiaries and each officer or director of the Company or such Subsidiaries possess all registrations, licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (including, but not limited to, as an investment advisor, a futures commission merchant or a broker-dealer, as applicable), and are in compliance with all applicable laws, rules and regulations requiring any such registrations, licenses, certificates, permits and other authorizations, including those rules and regulations listed under the heading “Business-Government Regulation” in the 10-K, except where non-possession or non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any such Subsidiaries or, to the knowledge of the Company, any officer or director of the Company or such Subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such registrations, licenses, certificates, permits or authorizations, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(dd) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

(ee) The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting, except that no representation or warranty is provided with respect to the effectiveness of internal control over financial reporting at any Subsidiary to the extent the Commission permits the Company to exclude such Subsidiaries in its assessment of internal control, provided that the Company has taken, or intends to take, all necessary actions to ensure that, within the time period required, the Company and the Subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the 1934 Act Regulations) at any such Subsidiaries. The Company and each of its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act Regulations); such disclosure controls and procedures are effective.

(ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could reasonably be expected to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could reasonably be expected to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that could reasonably be expected to result in a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(ii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(mm) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

(nn) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agents and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Sales Agents.

(oo) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the consent to the use of such data from such sources.

(pp) The Company shall have filed an application for listing of the Securities on the NYSE MKT prior to the date of this Agreement.

(qq) Except for this Agreement, the Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Securities in accordance with Rule 415(a)(4) of the 1933 Act.

Any certificate signed by or on behalf of the Company and delivered to Jefferies or to counsel for the Sales Agents shall be deemed to be a representation and warranty by the Company to the Sales Agents as to the matters covered thereby.

SECTION 6. SALE AND DELIVERY TO THE SALES AGENTS; SETTLEMENT.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Jefferies, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) no assurance can be given that Jefferies will be successful in selling Placement Securities, (ii) Jefferies will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Jefferies to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) Jefferies shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Jefferies in the Placement Notice. The Company also acknowledges and agrees that Jefferies shall have no obligation to offer or sell any Securities in the event such an offer or sale of the Securities as agent on behalf of the Company may, in the judgment of Jefferies, constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act or a “distribution” within the meaning of Rule 100 of Regulation M or Jefferies reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE MKT that qualify for delivery of a Prospectus to the NYSE MKT in accordance with Rule 153 under the 1933 Act.

The Company acknowledges and agrees that Jefferies has informed the Company that the Sales Agents may, to the extent permitted under the 1933 Act and the 1934 Act, purchase and sell shares of Preferred Stock for their own accounts while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Jefferies in the Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and Jefferies in the Placement Notice or (ii) to the extent Jefferies may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Jefferies at which such Placement Securities were sold, after deduction for the Sales Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Jefferies’ or its designee’s account (provided Jefferies shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Jefferies will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company defaults in its obligation to deliver Placement Securities on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10(a), the Company will (i) hold the Sales Agents harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Jefferies any commission, discount or other compensation to which the Sales Agents would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by Jefferies at least two (2) Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as Jefferies shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by Jefferies in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. The Company shall not cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate Securities sold pursuant to this Agreement would exceed the lesser of (i) the amount available for offer and sale under the currently effective Registration Statement and (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors and notified to Jefferies in writing (such lesser amount, the “Maximum Amount”). The Company shall not cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors and notified to Jefferies in writing, by a Placement Notice or otherwise. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement exceed the Maximum Amount.

(f) One Agent on a Given Day. The Company agrees that any offer to sell, any solicitation of any offer to buy, or any sales of Securities shall only be effected by or through one sales agent on any single day, but in no event by more than one, and the Company shall in no event request that more than one sales agent sell Securities on the same day.

SECTION 7. COVENANTS OF THE COMPANY.

The Company covenants with the Sales Agents as follows:

(a) Registration Statement Amendment. After the date of this Agreement and during the Delivery Period, (i) the Company will notify Jefferies promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Jefferies’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Jefferies’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by Jefferies (provided, however, that the failure of Jefferies to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities unless a copy thereof has been submitted to Jefferies and counsel for the Sales Agents within a reasonable period of time before the filing and Jefferies has not reasonably objected thereto (provided, however, that the failure of Jefferies to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Jefferies at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act (without reliance on Rule 424(b)(8) of the 1933 Act).

(b) Notice of Commission Stop Orders. The Company will advise Jefferies, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to Jefferies and counsel to the Sales Agents (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during the term of this Agreement and the Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Jefferies may from time to time reasonably request. Such delivery shall be satisfied to the extent such documents have been publicly filed with the Commission and available via EDGAR.

(d) Continued Compliance with Securities Laws. If at any time during the Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus and the General Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) subject to Section 7(a), promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus and the General Disclosure Package comply with such requirements and (ii) promptly notify Jefferies to suspend the offering of Placement Securities until such amendment or supplement is filed with the Commission. The Company shall furnish to Jefferies such number of copies of such amendment or supplement as Jefferies may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, the Prospectus or the General Disclosure Package or included, includes or would include an untrue statement of a material fact or together with the Prospectus and the General Disclosure Package omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and (ii) promptly notify Jefferies to suspend the offering of Placement Securities until such conflict, untrue statement or omission is eliminated or corrected.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Jefferies, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Jefferies may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect, for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agents the benefits contemplated by, the last paragraph of Section 11 (a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Preferred Stock on the NYSE MKT.

(i) Filings with the NYSE MKT. The Company will timely file with the NYSE MKT all material documents and notices required by the NYSE MKT of companies that have securities traded on the NYSE MKT.

(j) Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(k) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, rights of refusal or other similar rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

(l) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Jefferies notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Preferred Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire Preferred Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Preferred Stock, options to purchase Preferred Stock, or Preferred Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus and (ii) the issuance or sale of Preferred Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to Jefferies in advance. If the Company notifies Jefferies under this Section 7(l) of a proposed sale of shares of Preferred Stock or Preferred Stock equivalents, Jefferies may suspend any offers and sales of Securities under this Agreement for a period of time deemed appropriate by Jefferies.

(m) Change of Circumstances. The Company will advise Jefferies promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Jefferies pursuant to this Agreement.

(n) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agents or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Jefferies may reasonably request.

(o) Representation Dates; Officers’ Certificate. On the date of execution of this Agreement and (i) upon recommencement of the offering of the Securities under this Agreement following the temporary suspension of sales hereunder; (ii) each time the Company files a Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement, other than (A) by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities, which shall be subject to the provisions of clauses (iii) through (v) below, or (B) a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act relating solely to an offering of securities (including, without limitation, Preferred Stock) other than the Securities pursuant to this Agreement; (iii) each time the Company files an Annual Report on Form 10-K under the 1934 Act; (iv) each time the Company files its Quarterly Reports on Form 10-Q under the 1934 Act; (v) each time the Company files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the 1934 Act; or (vi) the Securities are delivered to Jefferies as principal at the Time of Sale pursuant to the applicable Placement Notice (such recommencement date and each filing or other dates referred to in clauses (i) through (vi) shall be a “Representation Date”); the Company shall furnish Jefferies with a certificate, substantially in the form attached hereto as Exhibit F, within three (3) Trading Days of any Representation Date. The requirement to provide deliverables under Sections 7(o) through 7(r) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date) and the next occurring Representation Date. No new Placement Notice shall be delivered until the deliverables in Sections 7(o) through 7(r), as may be required with respect to a Representation Date, shall have been delivered and such deliverables shall all be delivered and dated the same day.

(p) Secretary’s Certificate. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date on which there has been a change to the resolutions referred to below in this Section 7(p), the Company shall deliver to Jefferies a certificate executed by the Secretary of the Company, signing in such capacity, dated as of such date (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company.

(q) Legal Opinions. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date, (A) the Company shall cause to be furnished to Jefferies the written opinion of Akerman LLP, counsel to the Company, substantially in the form attached hereto as Exhibit E and (B) Cleary Gottlieb Steen & Hamilton LLP, counsel to the Sales Agents, shall furnish to Jefferies a written opinion in form and substance reasonably satisfactory to Jefferies; provided, however, that in lieu of such opinions, counsel may furnish Jefferies with a letter to the effect that the Sales Agents may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter.

(r) Comfort Letter. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date, the Company shall cause EisnerAmper LLP (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Jefferies letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Jefferies, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Jefferies; provided, however, that with the consent of Jefferies, the Company may bid for and purchase Company securities in accordance with Rule 10b-18 under the 1934 Act.

(t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the 1940 Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u) 1933 Act and 1934 Act. The Company will comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(v) Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w) Disclosure of Sales. The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through Jefferies during the most recent fiscal quarter and the Net Proceeds to the Company with respect to such Placement Securities.

SECTION 8. PAYMENT OF EXPENSES.

(a) Expenses. The Company will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the printing and delivery to the Sales Agents of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Jefferies, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Jefferies, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof (including filing fees and the reasonable fees and expenses of counsel to the Sales Agents relating to such filings), (vi) the printing and delivery to the Sales Agents of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Sales Agents to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) any filing fees incident to the review by FINRA of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE MKT. The Sales Agents will pay all of the expenses they incur that are incident to the performance of their obligations under this Agreement, other than those set forth in the preceding sentence.

(b) Termination of Agreement. If this Agreement is terminated by Jefferies in accordance with the provisions of Sections 9(l) or 12(a)(i), or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse the Sales Agents for all of its out-of-pocket expenses, including reasonable fees and disbursements of counsel to the Sales Agents incurred by them in connection with the offering contemplated by this Agreement. Following a termination of this Agreement for any other reason, each of the Company and the Sales Agents shall be responsible for their own respective out-of-pocket expenses, including fees and disbursements of their respective counsels.

SECTION 9. CONDITIONS OF THE SALES AGENTS’ OBLIGATIONS.

The obligations of the Sales Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Counsel to the Company and Counsel to the Sales Agents. Jefferies shall have received the opinions of counsel to the Company and counsel to the Sales Agents required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such opinions are required.

(b) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. Jefferies shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Jefferies’ reasonable opinion is material, or omits to state a fact that in the Jefferies’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission under the 1934 Act, there shall not have been any Material Adverse Effect.

(f) Certificates. Jefferies shall have received the certificates required to be delivered pursuant to Sections 7(p), 7(q) and 7(r) on or before the date on which delivery of such certificate is required.

(g) Accountant’s Comfort Letter. Jefferies shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such letter is required.

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE MKT, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE MKT at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Securities shall not have been suspended on the NYSE MKT.

(j) Additional Documents. On the date of execution of this Agreement and on each Representation Date, counsel to the Sales Agents shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) 1933 Act Filings Made. All filings with the Commission required by Rule 424 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the 1933 Act.

(l) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Jefferies by notice to the Company, and Sections 5, 8, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. INDEMNITY AND CONTRIBUTION BY THE COMPANY AND THE SALES AGENTS.

(a) The Company agrees to indemnify and hold harmless each Sales Agent, the directors, officers, employees and agents of each Sales Agent and each person who controls any Sales Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus or any other prospectus supplement relating to the Securities or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Sales Agent through Jefferies specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Sales Agent consists of the information referred to in Exhibit G hereto. This indemnity agreement will be in addition to any liability which the Company may .otherwise have

(b) Each Sales Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Sales Agent, but only with reference to written information relating to such Sales Agent furnished to the Company by or on behalf of such Sales Agent through Mtisubishi specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Sales Agent may otherwise have. The Company acknowledges that the information referred to in Exhibit G hereto constitute the only information furnished in writing by or on behalf of the several Sales Agents for inclusion in the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Sales Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Sales Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Sales Agents on the other from the offering of the Securities; provided, however, that in no case shall any Sales Agent (except as may be provided in any agreement among the Sales Agents relating to the offering of the Securities) be responsible for any amount in excess of the discount, commission or other compensation actually received by it in connection with the Securities distributed pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Sales Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Sales Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Sales Agents shall be deemed to be equal to the total discount, commission or other compensation received by the Sales Agents, in each case as determined by this Agreement or any applicable Placement Notice. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Sales Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Sales Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls a Sales Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of a Sales Agent shall have the same rights to contribution as such Sales Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and shall survive delivery of and payment for the Securities.

SECTION 12. TERMINATION OF AGREEMENT.

(a) Termination; General. Jefferies may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Jefferies, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended or limited by the Commission or the NYSE MKT, or if trading generally on the New York Stock Exchange, the NYSE MKT or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Sales Agents. Jefferies shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(c), any outstanding Placement Notices shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through or to Jefferies on the terms and subject to the conditions set forth herein.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(l) or 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jefferies or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8, and except that, in the case of any termination of this Agreement, Sections 5, 8 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 13. NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agents shall be directed to Jefferies at Jefferies LLC, 520 Madison Ave, New York, NY 10022, Attention: General Counsel. Notices to the Company shall be directed to it at the offices of the Company at Ladenburg Thalmann Financial Services Inc., 4400 Biscayne Blvd., 12th Floor, Miami, Florida 33137, Attention: Brian Heller, Senior Vice President—Business & Legal Affairs, with a copy to the counsel to the Company at Akerman LLP, One Southeast Third Avenue, 25th Floor, Miami, FL 33131, Attention: Bradley D. Houser.

SECTION 14. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Sales Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Jefferies shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. ADJUSTMENTS FOR STOCK SPLITS.

The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16. GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL; TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SALE AGENT IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS (EACH, A “PROCEEDING”), (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, (D) AGREES NOT TO COMMENCE ANY PROCEEDING OTHER THAN IN SUCH COURTS AND (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE SALES AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND ANY ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. PERMITTED FREE WRITING PROSPECTUSES.

The Company represents, warrants and agrees that, unless it obtains the prior consent of Jefferies, and the Sales Agents represent, warrant and agree that, unless Jefferies obtains the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by Jefferies or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, and has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 19. ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that:

(a) the Sales Agents are acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of their respective affiliates, stockholders (or other equityholders), creditors or employees or any other party, on the one hand, and the Sales Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agents have advised or are advising the Company on other matters, and the Sales Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by the Sales Agents;

(c) the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Sales Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) the Company is aware that the Sales Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and the Sales Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on the Company’s behalf or in right of such person or the Company, employees or creditors of the Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Agents and the Company in accordance with its terms.

Very truly yours,

LADENBURG THALMANN FINANCIAL SERVICES INC.

By: /s/ Brian L. Heller

Name: Brian L. Heller Title: Senior Vice President – Business and

Legal Affairs

CONFIRMED AND ACCEPTED, as of the date first above written:

JEFFERIES LLC

By: /s/ Alexander Yavorsky
    Name: Alexander Yavorsky
    Title: Managing Director

For itself and the other sales agents
listed on Schedule I to the

foregoing Agreement.SCHEDULE I

Jefferies LLC	Lead Sales Agent
Barrington Research Associates, Inc.	Co-Sales Agent

EXHIBIT A
FORM OF PROPOSED PLACEMENT NOTICE

From:

To:

Cc:

Subject: Ladenburg Thalmann Financial Services Inc.

Equity Distribution—Proposed Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Ladenburg Thalmann Financial Services Inc. (the “Company”) and Jefferies LLC (“Jefferies”) dated May 22, 2015 (the “Agreement”), I hereby request on behalf of the Company that Jefferies sell shares of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share), on the terms specified below:

Maximum Aggregate number of Placement Securities to be sold:
Minimum price at which Placement Securities may be sold:
Date(s) on which Placement Securities may be sold:
Compensation to the Sales Agents (if different from the Agreement):

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JEFFERIES, AND/OR THE CAPACITY IN WHICH JEFFERIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Ladenburg Thalmann Financial Services Inc.

By:
Name:
Title:

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Jefferies LLC

Name	Title	Email Address

Stephen Goll	Managing Director
Adam Aguilera	Analyst

Ladenburg Thalmann Financial Services Inc.

Name	Title	Email Address

Richard Lampen	President and Chief Executive Officer
Mark Zeitchick	Executive Vice President

EXHIBIT C
COMPENSATION

The Sales Agents shall be paid compensation up to 2.00% of the gross proceeds from the sale of Securities pursuant to the terms of this Agreement.

The foregoing rate of compensation shall not apply when Jefferies acts as principal, in which case the Company may sell the Securities to Jefferies as principal at a price agreed upon at the relevant Time of Sale pursuant to the applicable Placement Notice.

EXHIBIT D
ISSUER FREE WRITING PROSPECTUSES
None
EXHIBIT E
FORM OF OPINION OF COUNSEL TO THE COMPANY

1.	The Registration Statement has become effective under the 1933 Act; any required filing of the Base Prospectus, the Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b), has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, contemplated or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act;

2.	Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

3.	All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interest, claim, lien or encumbrance;

4.	The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the outstanding shares of the capital stock of the Company have been duly authorized and were validly issued and are fully paid and nonassessable; the Securities have been duly authorized and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and the shares of Common Stock issuable upon conversion of the Securities have been duly authorized, and when issued upon conversion of the Securities in accordance with the terms of the Articles of Amendment, will be validly issued, fully paid and nonassessable; the Securities and the shares of Common Stock issuable upon conversion thereof are duly listed and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE MKT; the certificates for the Securities are in valid and sufficient form; and the issuance of the Securities and, upon conversion of the Securities, Common Stock will not be subject to any preemptive, rights of refusal or other similar rights of any securityholder of the Company;

5.	There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document known to such counsel, of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Description of the Series A Preferred Stock”, “Description of Capital Stock” and “U.S. Federal Income Tax Considerations” and in the 10-K under the headings “Legal Proceedings” and “Business—Government Regulation,” insofar as such statements summarize legal matters, agreements, documents, proceedings or regulations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or regulations in all material respects;

6.	This Agreement has been duly authorized, executed and delivered by the Company. The Articles of Amendment have been duly and validly authorized by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

7.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the 1940 Act;

8.	To such counsel’s knowledge, neither the Company nor any of its subsidiaries owns any real property. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold interests in properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

9.	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained;

10.	Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, including the issuance of the Common Stock upon the conversion of the Securities, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel, to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

11.	To such counsel’s knowledge, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

In addition to the matters set forth above, nothing has come to such counsel’s attention which leads it to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the date of the such counsel’s opinion included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Florida or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Sales Agents and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Exhibit E shall also include any supplements thereto at the date of the such counsel’s opinion.

EXHIBIT F
FORM OF COMPANY OFFICERS’ CERTIFICATE

__________, 20__

The undersigned are the duly elected or duly appointed Senior Vice President – Business and Legal Affairs and the duly elected or duly appointed Senior Vice President and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”). The undersigned hereby execute this Officers’ Certificate as of the date hereof [in connection with the Representation Date], pursuant to the terms of that certain Equity Distribution Agreement, dated May 22, 2015 (the “Equity Distribution Agreement”), by and between the Company and Jefferies LLC. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Each of the undersigned hereby further certifies, in his capacity as an officer of the Company and not in any individual capacity, that:

1.	The representations and warranties of the Company in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made as of the date hereof;

2.	The Company has complied with all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under the Equity Distribution Agreement at or prior to the date hereof;

3.	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933, as amended; and

4.	Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (A) any Material Adverse Effect, (B) any transaction that is material to the Company, (C) any obligation, direct or contingent, that is material to the Company incurred by the Company, or (D) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, except as set forth in the Company’s filings with the Securities and Exchange Commission.

Each of Akerman LLP, counsel to the Company, and Cleary Gottlieb Steen & Hamilton LLP, counsel to the Sales Agents, is entitled to rely upon this Officers’ Certificate in connection with the respective opinions given by such firms pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed their names as of the date first written above.

By:
Name: Brian Heller
Title: Senior Vice President – Business and

Legal Affairs

By:

     Name: Brett H. Kaufman

     Title: Senior Vice President and

Chief Financial Officer

EXHIBIT G
INFORMATION PROVIDED BY SALES AGENTS

The parties acknowledge and agree that, for purposes of Sections 5(d), 5(f) and 10 hereof, there is no information provided by or on behalf of the Sales Agent.

The information in this Exhibit shall be updated from time to time in connection with the filing of a new Prospectus or otherwise as necessary.